                                EXHIBIT 10(21)
                  Eight Amendment to Business Loan Agreement between Registrant and Bank of America, Texas, N.A., dated January 31, 2000

                  EIGHTH AMENDMENT TO BUSINESS LOAN AGREEMENT
                          (RECEIVABLES AND INVENTORY)


     This EIGHTH AMENDMENT TO BUSINESS LOAN AGREEMENT (RECEIVABLES AND INVENTORY) (this "Amendment") is executed and entered into on January 31, 2000,
                  ---------
and between Bank of America, N.A. (successor by merger to Bank of America, Texas, N.A., the "Bank") and Aztec Manufacturing Co. (the "Borrower").
                  ----                                     --------

                                   RECITALS:

     A. The Borrower and the Bank are parties to that certain Business Loan Agreement (Receivables and Inventory) dated as of June 28, 1996 (as amended and as the same may be further amended, renewed, extended, restated, or otherwise modified from time to time, the "Loan Agreement") pursuant to which the Bank
                                 --------------
agreed to provide to the Borrower a secured revolving credit facility and a secured term loan facility.

     B. The indebtedness of the Borrower to the Bank pursuant to the Loan Agreement is secured by liens on the Borrower's property as described in that certain Security Agreement: Receivables, Inventory and Equipment (Borrower);

     C. Each subsidiary of the Borrower is a Pledging Party and a Guarantor under the terms of the Loan Agreement.

     D. The Borrower has requested that the Bank provide additional loans to the Borrower as set forth herein and amend certain provisions of the Loan Agreement, and, subject to satisfaction of the conditions set forth herein, the Bank is willing to make such additional loans available to the Borrower and amend the Loan Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                  Definitions
                                  -----------

     Section 1.1  Definitions.  Unless otherwise defined in this Amendment, each
                  -----------
capitalized term used in this Amendment has the meaning given to such term in the Loan Agreement (as amended by this Amendment).

                                   ARTICLE 2

                                  Amendments
                                  ----------

     Section 2.1  Amendment to subsection 1.1(a) of the Loan Agreement.
                  ----------------------------------------------------
Effective as of the date hereof, subsection 1.1(a) of the Loan Agreement is
                                 -----------------
hereby amended and restated to read in its entirety as follows:

             (a)  Twenty Million Dollars ($20,000,000.00), or

     Section 2.2  Amendment to subsection 1.1(b) of the Loan Agreement.
                  ----------------------------------------------------
Effective as of the date hereof, clause (iii) of subsection 1.1(b) of the Loan
                                                 -----------------
Agreement is hereby amended and restated to read in its entirety as follows:

           (iii) Sixty percent (60%) of the value of Acceptable Inventory consisting of raw zinc provided that the amount of the Borrowing Base available under clause (ii) above and this clause (iii) shall never exceed the amount available under clause (i) above.

     Section 2.3  Amendment to Definition of Acceptable Receivable.  Effective
                  ------------------------------------------------
as of the date hereof, clause (g)(iv) of the definition of "Acceptable Receivable" in Section 1.2 of the Loan Agreement is hereby amended and restated
               -----------
to read in its entirety as follows:

            (iv) any person or entity located in a foreign country unless the account is supported by a letter of credit issued by a bank acceptable to the Bank or an insurance policy issued by an insurance company acceptable to the Bank provided that the amount of accounts receivable supported by insurance policies may not exceed One Million Dollars ($1,000,000) in the aggregate at any one time.

     Section 2.4  Further Amendment to Definition of Acceptable Receivable.
                  --------------------------------------------------------
Effective as of the date hereof, the definition of "Acceptable Receivable" in
Section 1.2 of the Loan Agreement is hereby amended by adding thereto a new
-----------
clause (n) to read in its entirety as follows:

             (n)  The account is otherwise acceptable to the Bank.

     Section 2.5  Amendment to Section 1.4 of the Loan Agreement. Effective as
                  ----------------------------------------------
of the date hereof, Section 1.4 of the Loan Agreement is hereby amended and
                    -----------
restated to read in its entirety as follows:

             1.4  "Pledging Party" means the Borrower and each subsidiary of the
                   --------------
     Borrower organized in the United States of America or any State or other subdivision thereof that is party to a security agreement in favor of the Bank pledging to the Bank such subsidiary's accounts receivable, inventory, equipment, and other related assets.

     Section 2.6  Amendments to Section 2 of the Loan Agreement. Effective as of
                  ---------------------------------------------
the date hereof, each of the following sections in Section 2 ("LOAN AMOUNTS
                                                   ---------
AND TERMS") of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

          2.2  Availability Period. The line of credit is available between the
               -------------------
     date of this Agreement and July 1, 2002 (the "Expiration Date") unless the
                                                   ---------------
     Borrower is in default.

                                      ***

          2.6 Term Loans. The Bank agrees to provide term loans to the Borrower (the "Term Commitment") in the amounts of (a) Seventeen Million Five
           ---------------
     Hundred Thousand Dollars ($17,500,000.00) (the "Term Loan A") and (b) Eight
                                                     -----------
     Million Six Hundred Ninety Thousand Four Hundred Seventy-Six Dollars and Eighteen Cents ($8,690,476.18) (the "Term Loan B"; the Term Loan A and the Term Loan B are referred to collectively herein as the "Term Loans").
     -----------                                             ----------

          2.7  Availability Period.  The Term Commitment is available in two
               -------------------
     disbursements as follows:

               (a) the Term Loan A shall be made in one disbursement from the Bank on the date of the Eighth Amendment to this Agreement, and

               (b) the Term Loan B shall be made in one disbursement from the Bank on the date of the Eighth Amendment to this Agreement.

          2.8  Purpose.  The line of credit provided pursuant to Section 2.1
               -------
shall be used for working capital purposes. The Term Loan A shall be used to refinance the Term Loan A existing under this Agreement prior to the execution of the Eighth Amendment to this Agreement and outstanding on the effective date of such Eighth Amendment, and to fund the acquisition of Westside Coating Services, Inc. The Term Loan B shall be used to refinance the Term Loan B existing under this Agreement prior to the execution of the Eighth Amendment to this Agreement and outstanding on the effective date of such Eighth Amendment.

          2.9  Term Loan Repayment Terms; Prepayment.
               -------------------------------------

               (a) (i) The Borrower will repay the principal amount of the Term Loan A in seventy-three (73) successive monthly installments of Two Hundred Thirty-Nine Thousand, Seven Hundred Twenty-Six Dollars and Three Cents ($239,726.03) each, on the first business day of each calendar month, starting February 1, 2000. On March 1, 2006, the Borrower will repay the remaining principal balance of the Term Loan A.

                   (ii) The Borrower will repay the principal amount of the Term
               Loan B in seventy-three (73) successive monthly installments of One Hundred Nineteen Thousand Forty-Seven Dollars and Sixty-Two Cents ($119,047.62) each, on the first business day of each calendar month, starting February 1, 2000. On March 1, 2006, the Borrower will repay the remaining principal balance of the Term Loan B.

          (b) The Borrower may prepay either of the Term Loans in full or in part at any time in an amount not less than One Hundred Thousand Dollars ($100,000.00) or an integral multiple thereof. Any such prepayment will be applied to the Term Loan A or the Term Loan B, as designated by the Borrower, to the most remote installment of principal due under this Agreement.

                                      ***

     2.13 [Reserved]

     2.14 Libor Rate.  The Borrower may elect to have all or portions of the
          ----------
principal balance of the loans bear interest at a rate equal to the lesser of
(i) the Maximum Rate or (ii) the Libor Rate plus (i) the Applicable Libor Margin
                                            ----
(as determined as provided in clause (j) below) with respect to the Line of Credit and Term Loan A or (ii) one and one-quarter percent (1.25%) with respect to the Term Loan B (the "Eurodollar Rate"), subject to the following
                         ---------------
requirements:

          (a) The interest period during which the Eurodollar Rate will be in effect will be (i) 1, 2, 3, or 6 months with respect to the Line of Credit or (ii) 1, 2, 3, 6, or 12 months with respect to the Term Loans. The last day of the interest period will be determined by the Bank using the practices of the London interbank market.

          (b) Each Eurodollar Rate portion under a loan will be for an amount not less than Five Hundred Thousand Dollars ($500,000.00) or an integral multiple thereof.

          (c) The Borrower shall irrevocably request a Eurodollar Rate portion no later than 11:00 a.m. Dallas, Texas time two (2) banking days before the commencement of the interest period.

          (d)  The "LIBOR Rate" means the interest rate determined by the
                    ----------
     following formula, rounded upward to the nearest 1/100 of one percent. (All amounts in the calculation will be determined by the Bank as of the first day of the interest period.)

                    LIBOR Rate =          London Rate
                                  -----------------------------
                                   (1.00 - Reserve Percentage)
     Where,

                    (i)  "London Rate" means the interest rate (rounded upward
                          -----------
          to the nearest 1/16th of one percent) at which the Bank's London Branch, London, Great Britain, would offer U.S. dollar deposits for the applicable interest period to other major banks in the London interbank market at approximately 11:00 a.m. London time two (2) banking days prior to the commencement of the interest period.

                    (ii) "Reserve Percentage" means the total of the maximum
                          ------------------
          reserve percentages for determining the reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency Liabilities, as defined in Federal Reserve Board Regulation D, rounded upward to the nearest 1/100 of one percent. The percentage will be expressed as a decimal, and will include, but not be limited to, marginal, emergency, supplemental, special, and other reserve percentages.

          (e) The Borrower may not elect an Eurodollar Rate with respect to any portion of the principal balance of any loan which is scheduled to be repaid before the last day of the applicable interest period.

          (f) Any portion of the principal balance of a loan already bearing interest at the Eurodollar Rate will not be converted to a different rate during its interest period.

          (g) Each prepayment of an Eurodollar Rate portion will be accompanied by the amount of accrued interest on the amount prepaid, and a prepayment fee equal to the amount (if any) by which

               (i) the additional interest which would have been payable on the amount prepaid had it not been paid until the last day of the interest period, exceeds

               (ii) the interest which would have been recoverable by the Bank by placing the amount prepaid on deposit in the London interbank market for a period starting on the date on which it was prepaid and ending on the last day of the interest period for such portion.

          (h) The Bank will have no obligation to accept an election for an Eurodollar Rate portion if any of the following described events has occurred and is continuing:

               (i) Dollar deposits in the principal amount, and for periods equal to the interest period, of an Eurodollar Rate portion are not available in the London interbank market; or

               (ii) The Eurodollar Rate does not accurately reflect the cost of an Eurodollar Rate portion.

          (i) If at any time during any applicable interest period the Eurodollar Rate shall exceed the Maximum Rate and thereafter the Eurodollar Rate shall become less than the Maximum Rate, the rate of interest payable shall be the Maximum Rate until the Bank shall have received the amount of interest it otherwise would have received if the interest payable had not been limited by the Maximum Rate during the period of time the Eurodollar Rate exceeded the Maximum Rate.

          (j) Prior to receipt of the Compliance Certificate to be delivered with the Borrower's financial statements for the fiscal quarter ending February 28, 2000, the margin over the Libor Rate for the Line of Credit and Term Loan A shall be one and one-quarter percent (1.25%); thereafter, the "Applicable Libor Margin" shall be determined quarterly in accordance with the following table:

               ================================================
                 RATIO OF FUNDED DEBT TO
                         EBITDA                     LIBOR RATE
                                                      MARGIN
               ------------------------------------------------
                 Less than or equal to 1.25            1.00%
                 to 1.00

               ------------------------------------------------
                 Greater than 1.25 to 1.00            1.125%
                 but less than or equal to
                 2.00 to 1.00
               ------------------------------------------------

                 Greater than 2.00 to 1.00            1.250%
                 but less than or equal to
                 2.75 to 1.00
               ------------------------------------------------
                 Greater than 2.75 to 1.00            1.500%
               ================================================

               Upon delivery of the Compliance Certificate pursuant to subsection 8.2(g) after the end of each fiscal quarter commencing with
        -----------------
        such Compliance Certificate delivered for the fiscal quarter ending February 28, 2000, the Applicable Libor Margin shall automatically be adjusted to the rate corresponding to the Ratio of Funded Debt to EBITDA of Borrower set forth in the table above, such automatic adjustment to take effect prospectively the third Business Day after receipt by the Bank of the Compliance Certificate (the "Adjustment Date"). If Borrower
                                                 ---------------
        fails to deliver such Compliance Certificate with respect to any fiscal quarter which sets forth such ratio within the period of time required by subsection 8.2(g), the Applicable Libor Margin shall automatically be
           -----------------
        adjusted to one and one half percent (1.50%) per annum. The automatic adjustments provided for in the preceding sentence shall take effect on the last day that the Compliance Certificate was required to be delivered and shall remain in effect until subsequently adjusted in accordance herewith upon the delivery of such Compliance Certificate.

     Section 2.7  Amendment to Section 3.1 of the Loan Agreement. Effective as
                  ----------------------------------------------
of the date hereof, Section 3.1 of the Loan Agreement is hereby amended and
                    -----------
restated to read in its entirety as follows:

             3.1  Unused commitment fee. Subject to the provisions of Section
                  ---------------------
     11.12 hereof, the Borrower agrees to pay a fee on any difference between Twenty Million Dollars ($20,000,000) and the amount of the Line of Credit it actually uses, determined by the average loan balance maintained during the specified period. The fee will be calculated at one-quarter of one percent (0.25%) per year so long as the ratio of the Borrower's Funded Debt to EBITDA (determined as provided in Section 8.24) is less than or equal to
     2.75 to 1.00 and three-eighths of one percent (0.375%) per year for any period that such ratio exceeds 2.75 to 1.00. This fee is due on April 1, 2000 and on the first day of each following January, April, July and October until the Expiration Date.

     Section 2.8  Amendment to Section 3.2 of the Loan Agreement. Effective as
                  ----------------------------------------------
of the date hereof, clause (c) of Section 3.2 of the Loan Agreement is hereby
                                  -----------
amended to read in its entirety as follows:

            (c) The Borrower agrees to reimburse the Bank for the cost of periodic audits of the collateral securing this Agreement; provided that, prior to the occurrence of a default, such audits are not conducted at the expense of the Borrower more than twice a year and the costs of each such audits do not exceed $2,500 plus all out-of-pocket expenses of the Bank. The audits may be performed by employees of the Bank or by independent auditors and may be made more often than twice a year at the discretion of the Bank as provided in
Section 8.15 of this Agreement.

     Section 2.9   Amendment to Borrowing Base Certificate. Effective as of the
                   ---------------------------------------
date hereof, all references in the Borrowing Base Certificate (Exhibit B to the
                                                               ---------
Loan Agreement) to the maximum amount of the Line of Credit shall be changed to Twenty Million Dollars ($20,000,000.00) and the amount of the Borrowing Base attributable to Acceptable Inventory shall never exceed the amount thereof attributable to Acceptable Receivables.

     Section 2.10  Amendment to Section 8.2 of the Loan Agreement. Effective as
                   ----------------------------------------------
of the date hereof, clause (b) of Section 8.2 of the Loan Agreement is hereby amended to read in its entirety as follows:

             (b) Within thirty days of the period's end, the Borrower's and its subsidiaries' monthly financial statements. These financial statements may be prepared by the Borrower. The statements shall be prepared on a consolidated basis.

     Section 2.11  Amendment to Section 8.3 of the Loan Agreement. Effective as
                   ----------------------------------------------
of the date hereof, Section 8.3 of the Loan Agreement is hereby amended and
                    -----------
restated to read in its entirety as follows:

             8.3   Hedging Term Loan A. The Borrower will, not later than July
                   -------------------
                   31, 2000, enter into a swap contract with (a) the Bank or an affiliate thereof or (b) one or more other counterparties rated in one of the two highest rating categories of Standard & Poors Corporation or Moody's Investors Service, Inc., in each case on market terms, to fix the interest rates with respect to one hundred percent (100%) of the Term Loan A outstanding under this Agreement as of such date. Such swap contract shall be on terms acceptable to the Bank.

     Section 2.12  Amendment to Section 8.4 of the Loan Agreement. Effective as
                   ----------------------------------------------
of the date hereof, Section 8.4 of the Loan Agreement is hereby amended and
                    -----------
restated to read in its entirety as follows:

             8.4   Tangible Net Worth.  To maintain on a consolidated basis
                   ------------------
     Tangible Net Worth equal to at least Ten Million Dollars ($10,000,000.00), plus fifty percent (50%) of the Borrower's positive net income for each fiscal quarter of the Borrower ending after January 31, 2000 (no reductions to be made for any losses). As used herein, the term "Tangible Net Worth"
                                                           ------------------
     means the gross book value of the Borrower's assets (excluding goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, deferred research and development costs, deferred marketing expenses, and other like intangibles, and monies due from affiliates, officers, directors or shareholders of the Borrower) less total liabilities, including but not limited to accrued and deferred income taxes, and any reserves against assets.

     Section 2.13  Amendment to Section 8.5 of the Loan Agreement. Effective as
                   ----------------------------------------------
of the date hereof, Section 8.5 of the Loan Agreement is hereby amended and
                    -----------
restated to read in its entirety as follows:

             8.5  Payment of Taxes and Claims. The Borrower will, and will cause
                  ---------------------------
                  each of its subsidiaries to, pay or discharge when due

                  (a) all taxes, assessments, and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, except that real property ad valorem taxes shall be deemed to have been so paid or discharged if the same are paid before they become delinquent, and

                  (b) all lawful claims of materialmen, mechanics, carriers, warehousemen, and landlords for labor, materials, supplies, and rentals which, if unpaid, might become a lien on any properties of the Borrower or any of its subsidiaries;

                  except that this Section 8.5 shall not require the payment or
                  ------
                  discharge of any such tax, assessment, charge, levy, or claim which is being contested in good faith by appropriate proceedings and for which reserves in respect of the reasonably anticipated liability therefor have been appropriately established.

     Section 2.14 Amendment to Section 8.6 of the Loan Agreement. Effective as
                  ----------------------------------------------
of the date hereof, the first sentence of Section 8.6 of the Loan Agreement is
                                          -----------
hereby amended and restated to read in its entirety as follows:

          To maintain on a consolidated basis a Cash Flow Ratio of at least 1.30 to 1.0 through the period ending February 28, 2000, or 1.25 to 1.00 thereafter.

     Section 2.15 Amendment to Section 8.9 of the Loan Agreement. Effective as
                  ----------------------------------------------
of the date hereof, Section 8.9 of the Loan Agreement is hereby amended and
                    -----------
restated to read in its entirety as follows:

          8.9     Capital Expenditures. Not, and not permit any Guarantor,
                  --------------------
     without the Bank's prior written consent, to spend or incur obligations (including the total amount of any capital leases) of more than Six Million Five Hundred Thousand Dollars ($6,500,000.00) for the fiscal year ending February 28, 2000, Ten Million Dollars ($10,000,000.00) for the fiscal year ending February 28, 2001, and Four Million Five Hundred Thousand Dollars ($4,500,000.00) for each fiscal year ending February 28 thereafter in the aggregate for Borrower and all Guarantors in any single fiscal year to acquire fixed or capital assets, excluding from such aggregate amount any such expenditures financed pursuant to Section 8.7(d).

     Section 2.16  Amendment to Sections 8.24 and 8.25 of the Loan Agreement.
                   ---------------------------------------------------------
Effective as of the date hereof, Section 8.24 of the Loan Agreement is hereby
                                 ------------
deleted and Section 8.25 is redesignated as new Section 8.24 and is hereby
            ------------                        ------------
amended and restated to read in its entirety as follows:

          8.24  Funded Debt to EBITDA. To maintain on a consolidated basis at
                ---------------------
     the end of each of the Borrower's fiscal quarters ending after the date of the Eighth Amendment to this Agreement a ratio of Funded Debt to EBITDA for the four consecutive fiscal quarters then ended not exceeding 3.00 to 1.00 through the period ending November 30, 2000 or 2.75 to 1.00 thereafter. As used herein, the term "Funded Debt" means all debt of the Borrower and its
                            -----------
     Subsidiaries for borrowed money (including capital lease obligations) and the term "EBITDA" means: (i) net income from operations (before
               ------
     extraordinary or non-recurring gains or losses); plus (ii) any provision
                                                      ----
     for income or franchise taxes deducted in determining net income; plus
                                                                       ----
     (iii) interest expense deducted in determining net income; plus (iv)
                                                                ----
     depreciation and amortization expense deducted in determining net income; plus (v) other non cash charges deducted in determining net income.
     ----

     Section 2.17  Amendment to Exhibit C to the Loan Agreement. Effective as of
                   --------------------------------------------
the date hereof, Exhibit C to the Loan Agreement is hereby amended and restated
                 ---------
to read in its entirety as set forth in Exhibit 1 to this Amendment.

                                   ARTICLE 3

                             Conditions Precedent
                             --------------------

     Section 3.1  Items to be Delivered By Borrower. Prior to or simultaneously
                  ---------------------------------
with execution and delivery of this Amendment, the Borrower shall deliver, or cause to be delivered, to the Bank the following:

             1.   Officer's Certificates. Due certification by the corporate
                  ----------------------
     secretary (or other duly authorized officer acceptable to the Bank) of the Borrower and each other Pledging Party (or the general partner of any Pledging Party) (a) attaching a copy of resolutions duly adopted by its board of directors approving the terms and conditions contained in this Amendment, (b) certifying that the certificate of incorporation, bylaws, certificate of limited partnership, and other constituent documents of the Borrower, such other Pledging Party, or its general partner (as applicable) as previously certified to the Bank remain in full force and effect without amendment, and (c) including a certification of incumbency of all officers who are authorized to act in respect of the corporate resolutions referenced above, including the name, office, and signature of each such officer.

             2.   Amendment Documents. Each agreement, certificate, document, or
                  -------------------
     instrument required by the Bank to be executed or delivered by the Borrower or any other Pledging Party in connection with this Amendment (the "Amendment Documents"), duly executed or delivered by the parties thereto.
      -------------------

             3.   Reaffirmation. A Reaffirmation of Agreements executed by the
                  -------------
      Guarantors in the form attached hereto.

             4.   Payment of Fees and Expenses. Payment of all fees and expenses
                  ----------------------------
     of or incurred by the Bank and its counsel to the extent billed on or before the date hereof and payable pursuant to this Amendment including, without limitation, an amendment fee payable to the Bank in the amount of Twenty-Five Thousand Dollars ($25,000.00)

     Section 3.2  Other Conditions. The effectiveness of this Amendment is
                  ----------------
subject to the satisfaction of each of the additional following conditions precedent:

             1.   Continued Effect of Representations and Warranties. All
                  --------------------------------------------------
     representations and warranties contained in any loan document (including, without limitation, the Loan Agreement, as amended hereby; all of such loan documents are referred to collectively herein as the "Loan Documents")
                                                           --------------
     shall be true, correct, and complete in all material respects (as determined by the Bank in its sole discretion) except as disclosed otherwise to the Bank in writing and as acceptable to the Bank or representations specifically relating to a prior date or no longer relevant due to the occurrence of an event or circumstances specifically permitted hereunder or by any other Loan Document;

             2.   Absence of Default. No default or event of default shall have
                  ------------------
     occurred and be continuing (after giving effect to this Amendment);

             3.   Year 2000 Compliance. The Bank shall be satisfied that (a) the
                  --------------------
     Borrower and its subsidiaries have taken all necessary and appropriate steps to ascertain the extent of, and to quantify and successfully address, business and financial risks facing the Borrower and its subsidiaries as a result of failure to become Year 2000 compliant (that is, that computer applications, imbedded microchips and other systems will be able to perform date-sensitive functions prior to and after December 31, 1999) including risks resulting from the failure of key vendors and suppliers of the Borrower and its subsidiaries to become Year 2000 compliant, and (b) the Borrower's and its subsidiaries' material computer applications and those of its key vendors and suppliers have, on a timely basis, adequately addressed the Year 2000 problem in all material respects.

             4.   Corporate Proceedings. All corporate proceedings taken in
                  ---------------------
     connection with the transactions contemplated by this Amendment and all other agreements, documents, and instruments executed and/or delivered pursuant hereto, and all legal matters incident thereto, shall be satisfactory to the Bank and its legal counsel; and

             5.   Additional Information. The Bank shall have received such
                  ----------------------
     additional agreements, certificates, documents, instruments, and information as the Bank or its legal counsel, may reasonably request to effect the transactions contemplated hereby.

                                   ARTICLE 4

                        Representations and Warranties
                        ------------------------------

     Section 4.1  Representations and Warranties. The Borrower hereby represents
                  ------------------------------
and warrants to the Bank that, as of the date of and after giving effect to this
Amendment: (a) the execution, delivery, and performance of this Amendment and any and all other Amendment Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of the Borrower and will not violate the Borrower's certificate of incorporation or bylaws; (b) all representations and warranties set forth in the Loan Agreement and in the Loan Documents are true and correct in all material respects as if made again on and as of such date (except as disclosed otherwise to the Bank in writing and as acceptable to the Bank or representations specifically relating to a prior date or no longer relevant due to the occurrence of an event or circumstances specifically permitted hereunder or by any other Loan Document);
(c) no default or event of default has occurred and is continuing; and (d) the Loan Agreement and the other Loan Documents (as amended by this Amendment) are and remain legal, valid, binding, and enforceable obligations of the Borrower.


                                   ARTICLE 5

                                 Miscellaneous
                                 -------------

     Section 5.1  Governing Law. THIS AMENDMENT, AND ALL DOCUMENTS AND
                  -------------
INSTRUMENTS EXECUTED IN CONNECTION HEREWITH, SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF TEXAS, PROVIDED THAT TO THE EXTENT FEDERAL
                                             --------
LAW WOULD ALLOW A HIGHER RATE OF INTEREST THAN WOULD BE ALLOWED BY THE LAWS OF THE STATE OF TEXAS, THEN WITH RESPECT TO THE PROVISIONS OF ANY LAW WHICH PURPORTS TO LIMIT THE AMOUNT OF INTEREST THAT MAY BE CONTRACTED FOR, CHARGED OR RECEIVED IN CONNECTION WITH ANY OF THE OBLIGATIONS, SUCH FEDERAL LAW SHALL APPLY.

     Section 5.2  Agreement Remains in Effect; No Waiver. Except as expressly
                  --------------------------------------
provided herein, all terms and provisions of the Loan Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed. No delay or omission by the Bank in exercising any power, right, or remedy shall impair such power, right, or remedy or be construed as a waiver thereof or an acquiescence therein, and no single or partial exercise of any such power, right, or remedy shall preclude other or further exercise thereof or the exercise of any other power, right, or remedy under the Loan Agreement, the Loan Documents, or otherwise.

     Section 5.3  Survival of Representations and Warranties. All
                  ------------------------------------------
representations and warranties made in this Amendment or any other Loan Document shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by the Bank or any closing shall affect the representations and warranties or the right of the Bank to rely upon them.

     Section 5.4  Reference to Loan Agreement and Loan Documents. Each of the
                  ----------------------------------------------
Loan Documents, including the Loan Agreement, the Amendment Documents, and any and all other agreements, documents, or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement, as amended hereby, are hereby amended so that any reference in the Loan Documents to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby, and the term "loan documents" as used in the Loan Agreement and as used in any of the other Loan Documents includes, without limitation, the Amendment Documents.

     Section 5.5  Severability. Any provision of this Amendment held by a court
                  ------------
of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

     Section 5.6  Successors and Assigns. This Amendment is binding upon and
                  ----------------------
shall inure to the benefit of the Borrower, the Bank, and their respective successors in interest and assigns. The Borrower may not assign any right, power, duty, or obligation hereunder without the prior written consent of the Bank.

     Section 5.7  Headings. The headings, captions, and arrangements used in
                  --------
this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

     Section 5.8  Expenses of the Bank. As provided in the Loan Agreement, the
                  --------------------
Borrower agrees to pay on demand all reasonable, third party out-of-pocket costs and expenses incurred by the Bank in connection with the preparation, negotiation, and execution of this Amendment, the Amendment Documents, or the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, and all reasonable costs and expenses incurred by the Bank in connection with the enforcement or preservation of any rights under the Loan Agreement, as amended hereby, or any other Loan Document, including, without limitation, the reasonable costs and fees of the Bank's legal counsel (whether inside or outside counsel), the cost of any environmental investigation and audit, appraisal, title insurance premiums and survey and inspection fees.

     Section 5.9  Arbitration. Any controversy or claim between or among the
                  -----------
parties hereto including but not limited to those arising out of or relating to this Amendment, the Loan Agreement, any of the Loan Documents or any related instruments, agreements or documents including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), and the rules of practice and procedure for the arbitration of commercial disputes of JAMS/Endispute, or any successor thereto, as supplemented by any special rules set forth in any of the Loan Documents. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to the Loan Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which the Loan Agreement applies in any court having jurisdiction over such action.

     Section 5.10 Counterparts. This Amendment may be executed simultaneously in
                  ------------
one or more multiple originals, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     THIS AMENDMENT, TOGETHER WITH THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the Borrower and the Bank have caused this Amendment to be executed and delivered by their duly authorized officers effective as of the date first written above.

                                     BORROWER:
                                     --------

                                     AZTEC MANUFACTURING CO.


                                     By: /s/ DANA PERRY
                                         --------------------------------------
                                     Name: DANA PERRY
                                           ------------------------------------
                                     Title: V.P. FINANCE
                                            -----------------------------------


                                     BANK:
                                     ----

                                     BANK OF AMERICA, N.A. (successor by
                                     merger to Bank of America, Texas, N.A.)


                                     By: /s/ DANIEL BROWN
                                         --------------------------------------
                                     Name: DANIEL BROWN
                                           ------------------------------------
                                     Title: VICE PRESIDENT
                                            -----------------------------------

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